EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 6th day of September, 2002, between SFBC New Drug Services, Inc., a Florida corporation (the "Company") and Dr. Michael P. Adams (the "Executive").

         WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, information related to customers and prospective customers, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software, or improvement, or any portion or phase thereof, whether patented or unpatentable, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's services, information concerning proposed new services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information, as defined by Section 8, and information about the Company's executives, officers, and directors, which necessarily will be communicated to the Executive by reason of his employment by the Company; and

         WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial relationships with vendors, and Customers, as defined, actual and prospective; and

         WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and following (for a reasonable time) termination of this Agreement; and

         WHEREAS, the Company desires to employ the Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

                  1. Representations and Warranties. The Executive hereby represents and warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company, and
(iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer other than those of New Drug Services, Inc. which the Company is acquiring pursuant to the terms of the Asset Agreement (as defined herein).

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

         2.       Term of Employment.
                  ------------------

                 (a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending five years from the date of this Agreement.

                 (b) Continuing Effect. Notwithstanding any termination of this Agreement except for termination under Section 6(b), at the end of the Term or otherwise, the provisions of Sections 7 and 8 shall remain in full force and effect and the provisions of Section 8 shall be binding upon the legal representatives, successors and assigns of the Executive.

         3.       Duties.
                  ------

                 (a) General Duties. The Executive shall serve as the chief executive officer of the Company with duties and responsibilities that are customary for such executives. Subject to the authority of the board of directors of the Company to set policy and ensure that the business is effectively managed and operated, the Executive shall be responsible for management of the business of the Company and have such other powers as are customarily exercised by persons with similar titles. The Executive shall also perform services for the Company's subsidiaries and SFBC Charlotte, Inc. as directed by the Company's board of directors. The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.

                 (b) Devotion of Time. Subject to the last sentence of this
Section 3(b), the Executive shall devote substantially all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company. Notwithstanding the above, the Executive shall be permitted to devote a limited amount of his time during business hours, without compensation, to professional, charitable or similar organizations and to passive investment activities which do not inhibit or interfere with the performance of Executive's duties hereunder.


                 (c) Location of Office. The Executive's principal business office shall be at the Company's Kennett Square, Pennsylvania office, as it may change from time to time by mutual agreement of the parties. However, the Executive's job responsibilities shall include all business travel necessary to the performance of his job. In any event, the Executive's services shall be supervised by Dr. Gregory B. Holmes, executive vice president of clinical operations of the Company's Parent, SFBC International, Inc. (the "Parent"), who performs his duties under the direction of the board of directors of the Company located in Miami, Florida. As such, the Executive shall regularly transact business with or in Miami-Dade County, Florida in furtherance of his duties.

                 (d) Adherence to Inside Information Policies. The Executive acknowledges that the Parent, is publicly-held and, as a result, has implemented inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, the Parent or any third party. The Executive shall promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

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         4.       Compensation and Expenses.
                  -------------------------

                  (a) Base Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $200,000 during the Term, payable in accordance with the Company's normal payroll practices (the "Base Salary").

                  (b) Discretionary Bonus. The Executive shall be eligible to receive an annual bonus in an amount to be determined by the board of directors based on any criteria or factors the board of directors deems appropriate.

                  (c) Stock Options. The Parent shall grant the Executive 55,000 10-year stock options to purchase the Parent's common stock under the Parent's 1999 Second Amended and Restated Stock Option Plan (the "Plan") pursuant to Parent's standard stock option agreement which the parties shall execute simultaneously herewith.

                  (d) Expenses. In addition to any compensation received pursuant to Section 4(a) and (b), the Company will reimburse or advance funds (in accordance with applicable securities laws) to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to Executive officers.

         5.       Benefits.
                  --------

                  (a) Vacation and Sick Leave. For each 12-month period during the Term, the Executive shall be entitled to four weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. The Executive shall be entitled to sick leave each year in accordance with policies established by the board of directors which shall be comparable to other executives such as Arnold Hantman, Dr. Lisa Krinsky and Dr. Gregory Holmes.

                  (b) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executives, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.

                  (c) Insurance. The Company shall pay premiums on the Company's medical insurance policy covering the Executive, his spouse and his minor children and pay the premiums or reimburse the Executive for disability insurance under the Executive's current disability insurance policy in an amount equal to the maximum allowed by the insurance company.

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

                  (d) Travel to Scientific Shows or Conventions. Upon receipt of appropriate documentation, the Company shall reimburse the Executive for the cost to attend scientific shows or conventions.

                  (e) Professional Dues. The Company shall reimburse the Executive for reasonable costs of professional licenses and dues related to his employment.

                  (f) Automobile. The Company shall pay the Executive an automobile allowance of $600.00 per month.

         6.       Termination.
                  -----------

                  Capitalized terms used in this Section 6 but not otherwise defined, shall have the meaning ascribed to such term under that certain Asset Purchase Agreement dated as of September, 6, 2002 by and among New Drug Services, Inc., its Stockholders, the Company and the Parent (the "Asset Agreement").

                  (a)      Definitions.  For purposes of this Section 6:

                           (i) "Cause" shall mean: (1) the Executive is
convicted of a felony which is related to the Executive's employment or the business of the Company; (2) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting, in either case, in material harm to the Company; (3) willful and material failure to perform his duties of employment hereunder or comply with the written directives of the Company's board of directors; or (4) the Executive has been found in a civil action to have materially breached any provision of Section 6 or Section 7 and to have caused material harm to the Company. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statutes have been determined and no further appeals are permissible.

                         (ii) "Good Reason" shall mean (1) an event whereby the
Executive, with or without a change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority in Section 3(a) above, (2) the Company's material breach of this Agreement, (3) the Executive's Base Salary is reduced to less than $200,000 for any twelve (12) month period, or (iv) the requirement by the Company that the Executive move his regular place of work more than twenty-five (25) miles from Kennett Square, PA.

                         (iii) "Change of Control". The following shall
constitute a Change of Control: (1) both Dr. Lisa Krinsky and Dr. Gregory B. Holmes cease working for the Parent, or an event shall occur whereby both Dr. Krinsky and Dr. Holmes, with or without a change in title or formal corporate action, shall no longer exercise all of their respective duties and responsibilities as set forth in their employment agreements and shall no longer possess substantially all the authority as described in their respective agreements; (2) a merger or consolidation of the Company with or into another entity (other than SFBC Charlotte, Inc. or any other wholly-owned subsidiary of the Parent) whereby the Company is not the surviving entity, or (3) the sale of all or substantially all of the assets of the Parent or the Company to another entity, or (4) a transaction whereby any entity or person not now an executive officer or director of the Parent or the Company becomes, either individually or as part of a group, a direct beneficial owner of 50.1% of the Common Stock of the Purchaser.

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                  (b) Death or Disability. Except as otherwise provided in this
Agreement, this Agreement shall automatically terminate without act by any party upon the death, or disability of the Executive. For purposes of this Section 6(b), "disability" shall mean that for a period of sixty (60) consecutive days or one hundred twenty (120) aggregate days in any 12-month period, the Executive is incapable of substantially fulfilling the duties set forth in Section 3 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. For purposes of this Section 6(b), any usage of drugs or alcohol as described in Section 6(b) shall not be defined as a disability, sickness or disease. In the event of death of the Executive, the Executive's estate shall receive any unpaid, earned compensation due the Executive and this Agreement shall terminate. In the event this Agreement is terminated pursuant to this Section 6(b), in addition to any other terms contained in this Agreement, the Company shall pay any and all Earn-Out payments when due under the Asset Agreement.

                  (c) Termination for Cause by the Company. The Company may terminate the Executive's employment pursuant to the terms of this Agreement at any time for Cause by giving written notice of termination. Such termination shall become effective upon the giving of such notice. Notwithstanding the foregoing, for termination for Cause pursuant to Section 6(a)(i)(3) above, the Executive shall have 10 days from the date of written notice to cure any alleged breach. Upon any such termination for Cause, the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 5, except as provided by law, for any period subsequent to the effective date of termination.

                  (d) Termination by the Company for Cause or Termination by Executive Without Good Reason. In the event the Executive is terminated for Cause, or the Executive terminates his employment without Good Reason: (i) all future Earn-Out payments shall be forfeited, (ii) any and all Earn-Out payments received by the Executive from the Company within sixty (60) days of the date of termination shall be repaid by the Executive to the Company, (iii) all unexercised options granted to the Executive under the Plan shall expire as of the date of termination, and (iv) any and all shares of the Parent's common stock held by the Executive that are subject to, and have not been released from, that certain lock-up agreement executed in connection with the Asset Agreement (the "Lock-up Agreement"), as of the date of termination, shall be offered by the Executive for sale to the Company and the Parent for a price equal to the par value of such shares of common stock.

                  (e) Termination by the Company Without Cause or Termination by the Executive for Good Reason. In the event the Company terminates the Executive's employment without Cause or the Executive terminates his employment with Good Reason, the Company shall: (i) continue to pay the Executive all salary and bonus and provide all benefits and other compensation to Executive under this Agreement for the duration of the employment term, and the Executive must comply with the provisions of Sections 7 and 8 and (ii) the Company shall pay any and all Earn-Out payments when due pursuant to the Asset Agreement.

                  (f) Events to Occur Upon Change of Control. Immediately upon the occurrence of a Change of Control: (i) the Lock-up Agreement shall immediately terminate and all shares of Parent's common stock earned by Seller pursuant to Asset Agreement shall be released therefrom, (ii) all options granted to the Executive under the Plan shall vest and become immediately exercisable, and (iii) the Company shall pay any and all Earn-Out payments when due pursuant to the Asset Agreement unless one of the events specified in
Section 6(c) have occurred.

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                  (g) Special Termination. In the event that (i) the Executive, with or without a change in title or formal corporate action, can no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 3(a); (ii) the Company materially breaches this Agreement or the performance of its duties and obligations hereunder; or (iii) a transaction occurs whereby any entity or person not now an executive officer or director of the Parent or the Company becomes, either individually or as part of a group, the direct beneficial owner of 50.1% of the common stock of the Company, the Executive, by written notice to the Company, may elect to deem the Executive's employment hereunder to have been terminated by the Company without cause, in which event the Executive shall be entitled at the time of termination to compensation equal to an amount of Base Salary equal to the term then remaining at the time of such termination under this Agreement and benefits payable pursuant to Section 5 herein for such period and all of Executive's remaining unvested options, if any, shall vest immediately upon such termination.

                  (h) Agreement to Be Bound by Covenants Following Termination. If the Executive ceases his employment or is terminated by the Company for any reason whatsoever, the provisions of Section 7 and Section 8 herein (collectively, the "Covenants"), shall remain in force for the applicable period set forth in (i) or (ii) below (the "Restrictive Period"), provided that the Company pays the Executive salary and benefits to which he is entitled to under this Agreement. The Executive agrees to be bound by the Covenants: (i) for a period of one year following the date of termination if the Executive is terminated with Cause or terminates his employment for Good Reason, or (ii) for one year following the cessation of payments made by the Company under Section 6(e) if the Executive terminates his employment without Cause or without Good Reason.

         7.       Non-Competition Agreement.  Subject to Section 6(h) above,
                  -------------------------

                  (a) Competition with the Company. Until termination of his employment and thereafter for the applicable Restrictive Period the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing, defined as an "Affiliated Entity"), shall not (i) work for a Customer, as defined, including Endo Pharmaceuticals Holders Inc. or any Affiliated Entity of a Customer, or (ii) compete with the Company or any of its affiliates by working for a clinical research company within any metropolitan area in the United States; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an executive, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

                  (b) Solicitation of Customers. During the periods in which the provisions of Section 7(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive

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commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means Endo Pharmaceuticals Holdings Inc. (and any Affiliate), any person, firm, corporation, partnership, association or other entity to which the Company sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

                  (c) Solicitation of Employees. During the periods in which the provisions of Section 7(a) shall be in effect, the Executive, directly or indirectly including through any Affiliated Entity, shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company.

                  (d) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to his in consideration of his undertakings in this Section 7.

                  (e) References to the Company in this Section 7 shall include the Company's Affiliated Entities.

         8.       Non-Disclosure of Confidential Information.
                  ------------------------------------------

                  (a) Confidential Information. Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statute in Florida, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's executives, former executives, clients and former clients. In addition, Confidential Information also includes Customers and the identity of and telephone numbers, e-mail addresses and other addresses of executives or agents of Customers (each a "Contact Person") who are the persons with whom the Company's executives and agents communicate in the ordinary course of business. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company. As used herein, the term "Services" shall include all formulations, foods, drugs and medical devices for which the Company has performed, managed or supervised any clinical or pre-clinical research, testing, protocol design, data management, medical writing or other, during the term of Executive's employment.

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                  (b) Legitimate Business Interests. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 8(a), (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers; (iv) Customer goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

                  (c) Confidentiality. For a period of the greater of (i) the full term as specified in Section 2(a) hereof, or (ii) 18 months following termination of employment, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Executive's employment by the Company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Executive shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an Executive officer of the Company (excluding the Executive, if applicable).

                  (d) References to the Company in this Section 8 shall include the Company's Affiliated Entities.

         9.       Equitable Relief.
                  ----------------

                  (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment without Good Reason or be terminated by the Company for Cause and take any action in violation of Section 7 or Section 8, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 9(b) below, to enjoin the Executive from breaching the provisions of Section 7 or Section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

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                  (b) Any action must be commenced in Miami-Dade County,
Florida. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

         10. Conflicts of Interest. While employed by the Company, the Executive shall not, unless approved by the board of directors, directly or indirectly:

               (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

               (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive's employment with the Company for the Executive's personal advantage or gain; or

               (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

               (d) As used in this Section 10(a), (b) or (c), the Company also includes its Affiliates.

         11. Inventions, Ideas, Processes, and Designs. All inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours); and
(ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive shall provide as a schedule to this Employment Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

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         12. Indebtedness. If, during the course of the Executive's employment under this Agreement, the Executive becomes indebted to the Company for any reason, and is in arrears on repayment, the Company may, if it so elects, upon thirty (30) days' prior written notice delivered to the Executive, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.


         13. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         14.      Severability.
                  ------------

                  (a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                  (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         15. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery or by facsimile delivery, as follows:

         To the Company:                     SFBC New Drug Services, Inc.
                                             11190 Biscayne Boulevard
                                             Miami, Florida 33181
                                             Facsimile: (305) 895-8616
                                             Attention:  Dr. Gregory B. Holmes

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         With a Copy to:                    Michael D. Harris, Esq.
                                            Harris & Gilbert, LLP
                                            1555 Palm Beach Lakes Blvd.
                                            Suite 310
                                            West Palm Beach, FL  33401
                                            Facsimile (561) 478-1817

         To the Executive:                  [WILL PROVIDE ADDRESS FOR NOTICES]


or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         17. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         18. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         20. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         21. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for eference purposes only and shall not affect the meaning or interpretation of this Agreement.

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         22. Arbitration. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami-Dade County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                              SFBC New Drug Services, Inc.

------------------------------------
                                              By:      /s/ Gregory B. Holmes
                                                 ------------------------------
                                                       Gregory B. Holmes
                                                       Authorized Signatory

                                              Executive:
------------------------------------


                                              By:      /s/ Dr. Michael P. Adams
                                                  -----------------------------
                                                       Dr. Michael P. Adams

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